Exhibit 99.1

PRELIMINARY PROXY CARD
SUBJECT TO COMPLETION

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

RIVERVIEW ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on XXXX XX, 2022.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting.
To attend the special meeting, visit:
https://www.cstproxy.com/xxxxx/2022

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

1. Proposal No. 1 –The Business Combination Proposal – to consider and vote upon a proposal to approve and adopt the Transaction Agreement, dated as of April 4, 2022 (the "Transaction Agreement"), by and among Riverview Acquisition Corp. ("Riverview"), Westrock Coffee Holdings, LLC ("Westrock"), Origin Merger Sub I, Inc. ("Merger Sub I"), and Origin Merger Sub II, LLC ("Merger Sub II"), certain related agreements and the transactions contemplated thereby (the "Business Combination"), pursuant to which, among other things, (i) Merger Sub I will merge with and into Riverview (the "SPAC Merger"), with Riverview surviving the merger as a direct wholly-owned subsidiary of Westrock (the "SPAC Merger Surviving Company"), and (ii) immediately following the consummation of the SPAC Merger, the SPAC Merger Surviving Company will merge with and into Merger Sub II, with Merger Sub II surviving as a wholly-owned subsidiary of Westrock (this proposal, the "Business Combination Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

2. Proposal No. 2 – The Nasdaq Proposal – to consider and vote upon a proposal to approve, for the purposes of complying with Nasdaq Listing Rule 563(a), (b) and (d), the issuance of more than 20% of the issued and outstanding shares of common stock of Riverview, in connection with the Business Combination, immediately prior to the SPAC Merger ("the Nasdaq Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

3. Proposal No. 3 – The Adjournment Proposal – to consider and vote upon a proposal to adjourn the special meeting of Riverview (the "Riverview Special Meeting") to a later date or time, if necessary, to permit further solicitation of proxies if, based upon the tabulated vote at the time of the Riverview Special Meeting, there are not sufficient votes to approve the Business Combination Proposal or the Nasdaq Proposal, or holders of shares of Class A common stock of Riverview, par value $0.001 per share (the "Riverview Class A Shares") have elected to redeem an amount of Riverview Class A Shares such that (i) Riverview would have less than $5,000,001 of net tangible assets, (ii) the condition that Available Cash (as defined in the proxy statement/prospectus) be equal to or greater than $250,000,000 would not be satisfied (unless waived by Westrock) (provided that this condition will be deemed satisfied if the amount by which Available Cash is less than $250,000,000 is less than or equal to the amount by which investors in the PIPE Financing that agreed to purchase shares of common stock, par value $0.01 per share, of Westrock, failed to fund) or (iii) the Nasdaq Listing Condition (as defined in the proxy statement/prospectus) would not be satisfied.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

☐

Signature______________________ **Signature, if held jointly**______________________ **Date**__________**2022.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RIVERVIEW ACQUISITION CORP. 20646 Riverview Acq. Corp Proxy Card REV6 Back The undersigned appoints R. Brad Martin and William V. Thompson III, and each of them independently, as proxies, each with the power to appoint their substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Riverview Acquisition Corp. held of record by the undersigned at the close of business on XXXX XX, 2022 at the Special Meeting of Riverview Acquisition Corp. to be held on XXXX XX, 2022, or at any adjournment or postponement thereof. The undersigned acknowledges receipt of the enclosed proxy materials and revokes all prior proxies for such meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 3 (IF PRESENTED AT THE MEETING), AND IN ACCORDANCE WITH THE JUDG- MENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROP- ERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RIVERVIEW ACQUISITION CORP. (Continued and to be marked, dated and signed on the other side) To Attend the Special Meeting, please go to: https://www.cstproxy.com/xxxxx/2022